EXHIBIT 99.3

ESSEX CORPORATION and SUBSIDIARY

and THE WINDERMERE GROUP, LLC and SUBSIDIARIES

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Introduction

Pursuant to a Purchase Agreement dated as of February 28, 2005 by and among Essex Corporation (“Essex” or the “Company”), The Windermere Group, LLC,; Windermere HDS, LLC,; Windermere Information Technology Systems, LLC and the Sellers of The Windermere Group, LLC (“Windermere”), Essex acquired all of the issued and outstanding ownership and membership interests from the Susan Katharine Tate Burrowbridge, LLC, the Elizabeth Tate Winters, LLC, and the Andrew Patrick Tate, LLC (each a “Seller” and collectively the “Sellers”). The merger became effective as of February 28, 2005.

Pro forma financial information, prepared as if the transaction was consummated on December 29, 2003 (the beginning of the Company’s fiscal year), is presented as follows.

1.	Pro Forma Consolidated Statement of Operations for the Fiscal Year Ended December 31, 2004 (unaudited)

2.	Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 2005 (unaudited)

3.	Notes to Pro Forma Financial Information (unaudited)

ESSEX CORPORATION and SUBSIDIARY

and THE WINDERMERE GROUP, LLC AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED

DECEMBER 31, 2004

UNAUDITED

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

		HISTORICAL			Pro Forma Adjustments & Eliminations		Pro Forma Adjusted Total
		ESSEX	WINDERMERE	TOTAL
			(Note A)
Revenues:
Services and products		$55,422	$64,740	$120,162	$(12,151)	E3	$105,536
					(2,475)	E4

Purchased materials		15,049	—	15,049	12,151	E3	27,200

Total		70,471	64,740	135,211	(2,475)		132,736

Cost of goods sold and services provided
Services and products		(41,261)	(60,354)	(101,615)	14,520	E3	(74,284)
					1,927	E4
					10,884	E3

Purchased materials		(14,569)	—	(14,569)	(10,884)	E3	(25,453)

Total		(55,830)	(60,354)	(116,184)	16,447		(99,737)

Gross Margin		14,641	4,386	19,027	13,972		32,999
Selling, general and administrative expenses		(11,129)	(830)	(11,959)	(161)	E1	(25,017)
					(13,670)	E3
					381	E4
					392	E4

Research and development		(1,038)	—	(1,038)	(850)	E3	(1,888)

Amortization of other intangibles		(523)	—	(523)	(3,019)	E1	(3,542)

Operating Income		1,951	3,556	5,507	(2,955)		2,552
Interest/dividend income (expense), net		332	(238)	94	5	E4	49
					(50)	E5

Income Before Income Taxes		2,283	3,318	5,601	(3,000)		2,601

Provision for income taxes	E2	(10)	—	(10)	—	E2	(10)

Net Income		$2,273	$3,318	$5,591	$(3,000)		$2,591

Basic Earnings Per Common Share		$0.15					$0.17

Diluted Earnings Per Common Share		$0.13					$0.15

Weighted Average Number of Essex Shares Outstanding
Basic		15,603					15,603
Effect of dilution- Stock options		1,543					1,543

Diluted		17,146					17,146

The accompanying notes are an integral part of these pro forma financial statements.

ESSEX CORPORATION and SUBSIDIARY

and THE WINDERMERE GROUP, LLC AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED

MARCH 31, 2005

UNAUDITED

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

		HISTORICAL			Pro Forma Adjustments & Eliminations		Pro Forma Adjusted Total
		ESSEX	WINDERMERE	TOTAL
			(NOTE A)
Revenues:
Services and products		$23,423	$11,988	$35,411	$(3,303)	E3	$31,885
					(223)	E4

Purchased materials		2,255	—	2,255	3,303	E3	5,558

Total		25,678	11,988	37,666	(223)		37,443

Cost of goods sold and services provided
Services and products		(16,554)	(8,794)	(25,348)	2,958	E3	(22,126)
					264	E4

Purchased materials		(2,067)	—	(2,067)	(2,958)	E3	(5,025)

Total		(18,621)	(8,794)	(27,415)	264		(27,151)

Gross Margin		7,057	3,194	10,251	41		10,292

Selling, general and administrative expenses		(5,194)	(2,057)	(7,251)	(27)	E1	(7,218)
					60	E4

Research and development		(487)	(136)	(623)	—		(623)

Amortization of other intangibles		(552)	—	(552)	(38)	E1	(590)

Operating Income		824	1,001	1,825	36		1,861

Interest/dividend income (expense), net		732	(343)	389	2	E4	76
					(315)	E5

Income Before Income Taxes		1,556	658	2,214	(277)		1,937

Provision for income taxes	E2	(20)	—	(20)	—	E2	(20)

Net Income		$1,536	$658	$2,194	$(277)		$1,917

Basic Earnings Per Common Share		$0.07					$0.09

Diluted Earnings Per Common Share		$0.07					$0.08

Weighted Average Number of Essex Shares Outstanding
Basic		21,006					21,006
Effect of dilution- Stock options		1,601					1,601

Diluted		22,607					22,607

The accompanying notes are an integral part of these pro forma financial statements.

ESSEX CORPORATION and SUBSIDIARY

AND

THE WINDERMERE GROUP, LLC and SUBSIDIARIES

NOTES TO PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Note A: Historical Information

The financial information shown for Essex Corporation and Subsidiary (“Essex” or the “Company”) represents the information from the Company’s Form 10-K for the fiscal year ended December 31, 2004 and from its Form 10-Q for the quarterly period ended March 31, 2005.

The financial information for The Windermere Group, LLC & Subsidiaries (“Windermere”) was derived from its audited information for its fiscal year ended December 31, 2004 as well as unaudited internal financial information for the two months ended February 28, 2005. Windermere financial results for the month of March 2005 are included in the Essex historical column.

Note B: Agreement to acquire The Windermere Group, LLC and Subsidiaries

Effective February 28, 2005, under a Purchase Agreement between the Company and the Sellers, the Company acquired all of the membership interests of Windermere. Under the terms of the Purchase Agreement, the Company initially paid $69.4 million in cash and assumed $15.5 million in liabilities. Windermere paid the $25.3 million principal and accrued interest under the Promissory Note and Loan Agreement (as amended) dated January 7, 2005 from the proceeds of the initial cash payment. The Company also incurred approximately $2.6 million in outside expenses for legal, accounting and other fees.

In addition, Essex has agreed to pay in cash, on May 31, 2006, an “Earn Out” as specified in Section 2.2 of the Purchase Agreement. The maximum additional amount that could be paid is $30.0 million. No effect has been given in the pro forma financial information to the potential additional consideration due to the uncertainty at this time of the ultimate amount of payment, if any.

Note C: Common Stock

Essex common stock is no par value with 50 million shares authorized. For historical purposes, there were 20,917,493 shares issued and outstanding at December 31, 2004 and 21,067,221 at March 31, 2005. There were 17,146,373 and 22,607,240 diluted weighted average common shares outstanding during fiscal 2004 and in the first quarter of 2005, respectively.

Note D: Pro Forma Consolidated Balance Sheet (Unaudited)

A pro forma consolidated balance sheet has not been prepared since the transaction is reflected in the Company’s balance sheet filed with its Form 10-Q for the quarter ended March 31, 2005.

ESSEX CORPORATION and SUBSIDIARY

AND

THE WINDERMERE GROUP, LLC and SUBSIDIARIES

NOTES TO PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Note E: Pro Forma Consolidated Statements of Operations (Unaudited)

The Pro Forma Consolidated Statements of Operations have been prepared on the basis of the following assumptions:

(1)	Amortizable intangible assets of approximately $6.8 million were primarily related to contracts which have average lives of less than 5 years. A non compete covenant was valued at $603,000 with an estimated life of 4 years. Amortization is calculated on a straight-line basis relative to the monthly operating results of the contract portfolio. Pro forma amortization of other intangibles was $3.0 million in 2004 and $38,000 in the first two months of the first quarter of 2005. Property and equipment pro forma amortization of the fair value adjustment increased depreciation expense by $161,000 in 2004 and $27,000 in the first two months of the first quarter of 2005.

(2)	No federal income tax expense has been recognized on the basis that the entities will file a consolidated return. Essex has net operating loss carryforwards which are expected to be available to offset taxable operating income generated from this transaction for the periods shown. State income tax expense has been recognized in states where our net operating loss is not available. At this time, Essex fully adjusts its deferred tax asset valuation account to eliminate the recognition of its deferred tax asset.

(3)	The Windermere statement of income was adjusted to reclassify certain Windermere revenues and cost of contract revenue to their respective categories for revenues and cost of goods sold and services provided for (a) services and products and (b) purchased materials. Windermere cost of contract revenue was also reclassified to respective selling, general and administrative expenses or research and development or amortization of other intangibles. These reclassifications were made in order to conform to the Company’s historical financial statement presentation.

(4)	In connection and concurrent with the closing of this transaction, Windermere sold two of its operations to the former employees of Windermere. The results of these operations have been eliminated.

(5)	Eliminate interest associated with the Essex 2004 stock offering, proceeds for which were used to acquire The Windermere Group.